Exhibit 3.5

CERTIFICATE OF FORMATION

OF

KDI INTERMEDIATE HOLDINGS LLC

May 11, 2011

This Certificate of Formation of KDI Intermediate Holdings LLC (the “Company”) is being executed by the undersigned for the purpose of forming a limited liability company under the Delaware Limited Liability Company Act, Del. Code., tit. 6, Section 18-101 et seq., as amended from time to time (the “Act”).

1.	Name. The name of the limited liability company formed hereby is “KDI Intermediate Holdings LLC”.

2.	Registered Office. The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

3.	Registered Agent. The name and address of the registered agent for service of process on the Company in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

4.	Indemnification. The Company shall indemnify, to the full extent permitted by the Act, as amended from time to time, all persons whom it is permitted to indemnify pursuant thereto.

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Formation to be duly executed as of the date first above written.

AUTHORIZED PERSON

/s/ Thomas M. Wolf
Name: Thomas M. Wolf

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF FORMATION

OF

KDI INTERMEDIATE HOLDINGS LLC

KDI Intermediate Holdings LLC, a limited liability company organized and existing under and by virtue of the Delaware Limited Liability Company Act (the “Company”), for the purpose of amending its Certificate of Formation pursuant to Section 18-202 of the Delaware Limited Liability Company Act, does hereby certify as follows:

1.	The name of the limited liability company is KDI Intermediate Holdings LLC.

2.	The Certificate of Formation of the Company is hereby amended as follows:

Paragraph 1 of the Certificate of Formation of the Company is amended to read in its entirety as follows:

“1. Name. The name of the limited liability company is “Dynacast International LLC”.”

3.	Registered Agent. The name and address of the registered agent for service of process on the Company in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

Dated: June 27, 2011

KDI INTERMEDIATE HOLDINGS LLC

By:	/s/ Thomas M. Wolf
Name: Title:	Thomas M. Wolf Authorized Person